Exhibit 99.1


       Benihana Inc. Reports Fiscal Second Quarter 2008 Results

           -Conference Call to be Held Today at 5:00 PM ET-


    MIAMI--(BUSINESS WIRE)--Nov. 20, 2007--Benihana Inc. (NASDAQ:
BNHNA; BNHN), operator of the nation's largest chain of Japanese theme and sushi restaurants, today reported results for its 12-week fiscal second quarter 2008 ended October 14, 2007.

    Highlights for the Company's 12-week fiscal second quarter 2008 relative to the 12-week fiscal second quarter 2007 include:

    --  Total restaurant sales increased 13.7% to $66.6 million

    --  Company-wide comparable restaurant sales increased 2.8%

    --  Restaurant operating profit of $10.3 million vs. $8.9 million

    --  Restaurant operating profit margin of 15.4% vs. 15.1%

    --  Income from operations of $3.8 million vs. $3.9 million

    "We were pleased to have generated comparable restaurant sales growth across all three of our concepts during the period, despite economic pressures that continue to affect consumer spending. In a difficult environment, we continue to sustain our positive trends, in all of our concepts," said Joel A. Schwartz, Chairman and Chief Executive Officer.

    Fiscal Second Quarter 2008 Results

    For the 12-week fiscal second quarter 2008, total revenues increased 13.6% to $67.0 million, compared with $58.9 million in the fiscal second quarter of 2007. Total restaurant sales grew 13.7% to $66.6 million from $58.6 million in the same quarter of the previous year. Company-wide comparable restaurant sales increases were 2.8%, including 2.4% at Benihana teppanyaki, 3.0% at RA Sushi, and 4.8% at Haru.

    Restaurant sales for the fiscal second quarter 2008 included a $1.6 million increase from the comparable base as well as $3.7 million from new and acquired restaurants, net of permanent closures. The Company also realized incremental sales of $2.7 million due to favorable phasing of temporary closures, as compared to fiscal second quarter 2007.

    The Burlingame, CA restaurant reopened during the fiscal second quarter 2008. The Benihana restaurants located in Tucson, AZ; San Diego, CA; and Cherry Hill, NJ were closed for renovations as of the end of the current quarter. The locations in Tucson and Cherry Hill have since reopened during the fiscal third quarter 2008. During the fiscal second quarter 2008, the Benihana teppanyaki restaurant in Dallas, TX continued operating in a limited capacity due to its remodeling schedule. In total, the Company realized a gain of 100 operating weeks (940 vs. 840) compared to the same period last year.

    Restaurant operating profit for the fiscal second quarter 2008 was $10.3 million, or 15.4% of restaurant sales, compared to $8.9 million, or 15.1% of restaurant sales a year-ago.

    Marketing, general and administrative expenses for the fiscal second quarter 2008 totaled $6.0 million, or 9.1% of restaurant sales, compared to $5.1 million, or 8.6% of restaurant sales in the same period last year, as a result of our continued investment in infrastructure. This resulted in income from operations of $3.8 million and $3.9 million, respectively.

    Net income for the fiscal second quarter 2008 was $2.5 million, or $0.15 in diluted earnings per share, compared to $2.6 million, or $0.15 in diluted earnings per share in the same quarter last year.

    Mr. Schwartz added, "We continue to execute our restaurant development and operational plans. Similar to the fiscal first quarter, the expenses associated with our ongoing renovation and infrastructure efforts resulted in essentially on par earnings versus the year-ago period. This is part of the investment process, as we are building a foundation to support new restaurant openings as well as a pipeline of high quality locations. Ultimately, these efforts will position the Company for meaningful earnings growth over the coming years."

    Guidance

    The Company is providing the following updated guidance for fiscal 2008 and will continue to update these assumptions as circumstances warrant:

    -- Total restaurant sales of $300 million to $305 million, and 4,000 to 4,125 in total restaurant operating weeks (including the effect of 135 to 155 in gross operating weeks that are expected to be lost due to remodels);

    -- The opening of three Benihana teppanyaki restaurants, six RA Sushi restaurants, and two Haru restaurants. To date, the Company has opened two Benihana teppanyaki restaurants, two RA Sushi restaurants, and one Haru restaurant;

    -- The completion of a total of sixteen Benihana teppanyaki remodels by the end of fiscal 2008, along with an additional six that will be started in fiscal 2008 and completed during fiscal 2009. Excluding the two Benihana teppanyaki restaurants that are currently being remodeled in San Diego, CA and Dallas, TX, the Company will not begin any additional renovation projects during the fiscal third quarter 2008 to take advantage of the Holiday season. To date, the Company has completed fourteen remodels;

    -- A total of $2.4 million in accelerated depreciation costs for the full year, of which approximately $1.8 million has already been reflected in the first half of fiscal 2008, related to shortening the useful lives for those restaurants affected by the ongoing renovation and revitalization program;

    -- Cost of sales and labor, as percentages of restaurant sales, are expected to be slightly favorable on an annualized basis compared to fiscal 2007;

    -- Additional infrastructure to support new unit development and management of a larger restaurant portfolio compared to fiscal 2007, and consequently, general and administrative expenses, as a percentage of total restaurant sales, are expected to be higher on an annualized basis compared to fiscal 2007 by approximately 90 basis points;

    -- Capital expenditures of approximately $60 million during the fiscal 2008, and;

    -- Utilization of between $20 million and $30 million of the available line of credit, resulting in net interest expense in fiscal 2008.

    Conference Call Today

    The conference call can be accessed live over the phone by dialing 1-888-713-3596, or for international callers, 1-913-312-0703. A replay will be available one hour after the call through November 27, 2007 and can be accessed by dialing 1-888-203-1112, or for international callers, 1-719-457-0820; the conference ID is 6966041. The call will also be webcast live from the Company's website at www.benihana.com under the investor relations section.

    About Benihana

    Benihana Inc. (NASDAQ: BNHNA; BNHN) operates 83 restaurants nationwide, including 60 Benihana teppanyaki restaurants, eight Haru sushi restaurants, and fifteen RA Sushi Bar restaurants. Under development at present are nineteen restaurants - eight Benihana teppanyaki restaurants, one Haru restaurant, and ten RA Sushi restaurants. In addition, 19 franchised Benihana teppanyaki restaurants are operating in the U.S., Latin America and the Caribbean.

    To learn more about the Company and its three Japanese theme and sushi restaurant concepts, please view the corporate video at www.benihana.com/company_profile.asp



Benihana Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)

(in thousands except per share data)
                                       Three Periods
                                            Ended
                                     ------------------
                                                           $      %
                                     14-Oct-07 8-Oct-06  Change Change
                                     --------- -------- ------- ------

Revenues
Restaurant sales                       $66,586  $58,583 $8,003   13.7%
Franchise fees and royalties               383      346     37   10.7%
                                     --------- -------- ------- ------
Total revenues                          66,969   58,929  8,040   13.6%
                                     --------- -------- ------- ------

Costs and Expenses
Cost of food and beverage sales         15,663   14,336  1,327    9.3%
Restaurant operating expenses           40,668   35,387  5,281   14.9%
Restaurant opening costs                   752      230    522  227.0%
Marketing, general and administrative
 expenses                                6,040    5,057    983   19.4%
                                     --------- -------- ------- ------
Total operating expenses                63,123   55,010  8,113   14.7%
                                     --------- -------- ------- ------

Income from operations                   3,846    3,919    (73)  -1.9%
Interest income, net                        86      125    (39) -31.2%
                                     --------- -------- ------- ------

Income before income taxes and
 minority interest                       3,932    4,044   (112)  -2.8%
Income tax provision                     1,423    1,421      2    0.1%
                                     --------- -------- ------- ------

Net income                               2,509    2,623   (114)  -4.3%
Less: accretion of issuance costs and
 preferred stock dividends                 250      250      0    0.0%
                                     --------- -------- ------- ------

Net income attributable to common
 stockholders                           $2,259   $2,373  ($114)  -4.8%
                                     ========= ======== ======= ======

Earnings Per Share
Basic earnings per common share          $0.15    $0.16 ($0.01)  -6.3%
                                     ========= ======== ======= ======
Diluted earnings per common share        $0.15    $0.15  $0.00    0.0%
                                     ========= ======== ======= ======

Weighted Average Shares Outstanding
Basic                                   15,222   14,873    349    2.3%
                                     ========= ======== ======= ======
Diluted                                 17,156   17,228    (72)  -0.4%
                                     ========= ======== ======= ======




Benihana Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)

(in thousands except per share data)
                                   Seven Periods
                                        Ended
                                 ------------------
                                                       $         %
                                 14-Oct-07 8-Oct-06  Change   Change
                                 --------- -------- -------- ---------

Revenues
Restaurant sales                  $155,955 $137,979 $17,976      13.0%
Franchise fees and royalties           949      843     106      12.6%
                                 --------- -------- -------- ---------
Total revenues                     156,904  138,822  18,082      13.0%
                                 --------- -------- -------- ---------

Costs and Expenses
Cost of food and beverage sales     36,698   33,465   3,233       9.7%
Restaurant operating expenses       93,265   81,601  11,664      14.3%
Restaurant opening costs             1,461      711     750     105.5%
Marketing, general and
 administrative expenses            15,066   12,306   2,760      22.4%
                                 --------- -------- -------- ---------
Total operating expenses           146,490  128,083  18,407      14.4%
                                 --------- -------- -------- ---------

Income from operations              10,414   10,739    (325)     -3.0%
Interest income, net                   111      252    (141)    -56.0%
                                 --------- -------- -------- ---------

Income before income taxes and
 minority interest                  10,525   10,991    (466)     -4.2%
Income tax provision                 3,810    3,847     (37)     -1.0%
                                 --------- -------- -------- ---------

Net income                           6,715    7,144    (429)     -6.0%
Less: accretion of issuance costs
 and preferred stock dividends         584      584       0       0.0%
                                 --------- -------- -------- ---------

Net income attributable to common
 stockholders                       $6,131   $6,560   ($429)     -6.5%
                                 ========= ======== ======== =========

Earnings Per Share
Basic earnings per common share      $0.41    $0.44  ($0.03)     -6.8%
                                 ========= ======== ======== =========
Diluted earnings per common share    $0.39    $0.42  ($0.03)     -7.1%
                                 ========= ======== ======== =========

Weighted Average Shares
 Outstanding
Basic                               15,103   14,783     320       2.2%
                                 ========= ======== ======== =========
Diluted                             17,095   17,204    (109)     -0.6%
                                 ========= ======== ======== =========




Benihana Inc. and Subsidiaries
Sales by Concept
(Unaudited)

(in thousands)
                                        Three Periods
                                             Ended
                                      ------------------
                                                           $      %
                                      14-Oct-07 8-Oct-06 Change Change
                                      --------- -------- ------ ------

Total restaurant sales by concept:
   Benihana                             $48,971  $43,205 $5,766  13.3%
   Haru                                   7,509    7,168    341   4.8%
   RA Sushi                              10,106    8,210  1,896  23.1%
   Sushi Doraku                               -        -      -      -
                                      --------- -------- ------ ------
Total restaurant sales                  $66,586  $58,583 $8,003  13.7%
                                      ========= ======== ====== ======


Comparable restaurant sales by
 concept:
   Benihana                             $42,796  $41,786 $1,010   2.4%
   Haru                                   7,509    7,168    341   4.8%
   RA Sushi                               8,464    8,215    249   3.0%
   Sushi Doraku                               -        -      -      -
                                      --------- -------- ------ ------
Total comparable restaurant sales       $58,769  $57,169 $1,600   2.8%
                                      ========= ======== ====== ======




Benihana Inc. and Subsidiaries
Sales by Concept
(Unaudited)

(in thousands)
                                    Seven Periods
                                         Ended
                                  ------------------
                                                        $       %
                                  14-Oct-07 8-Oct-06 Change   Change
                                  --------- -------- ------- --------

Total restaurant sales by concept:
   Benihana                        $114,485 $101,695 $12,790    12.6%
   Haru                              17,914   16,600   1,314     7.9%
   RA Sushi                          23,556   19,499   4,057    20.8%
   Sushi Doraku                           -      185   (185)  -100.0%
                                  --------- -------- ------- --------
Total restaurant sales             $155,955 $137,979 $17,976    13.0%
                                  ========= ======== ======= ========


Comparable restaurant sales by
 concept:
   Benihana                        $100,370  $96,013  $4,357     4.5%
   Haru                              17,914   16,600   1,314     7.9%
   RA Sushi                          20,249   19,504     745     3.8%
   Sushi Doraku                           -        -       -     0.0%
                                  --------- -------- ------- --------
Total comparable restaurant sales  $138,533 $132,117  $6,416     4.9%
                                  ========= ======== ======= ========




Benihana Inc. and Subsidiaries
Restaurant Operating Profit
(Unaudited)

(in thousands)
                                        Three Periods
                                             Ended
                                      ------------------
                                                           $      %
                                      14-Oct-07 8-Oct-06 Change Change
                                      --------- -------- ------ ------

Restaurant sales                        $66,586  $58,583 $8,003  13.7%
Cost of food & beverage sales            15,663   14,336  1,327   9.3%
                                      --------- -------- ------ ------
Gross profit                             50,923   44,247  6,676  15.1%
                                      --------- -------- ------ ------

Restaurant operating expenses:
Labor and related costs                  22,922   20,231  2,691  13.3%
Restaurant supplies                       1,501    1,403     98   7.0%
Credit card discounts                     1,274    1,088    186  17.1%
Utilities                                 1,945    1,750    195  11.1%
Occupancy costs                           3,899    3,520    379  10.8%
Depreciation and amortization             3,837    2,939    898  30.6%
Other restaurant operating expenses       5,290    4,456    834  18.7%
                                      --------- -------- ------ ------
Total restaurant operating expenses      40,668   35,387  5,281  14.9%
                                      --------- -------- ------ ------

Restaurant operating profit             $10,255   $8,860 $1,395  15.7%
                                      ========= ======== ====== ======




Benihana Inc. and Subsidiaries
Restaurant Operating Profit
(Unaudited)

(in thousands)
                                    Seven Periods
                                         Ended
                                  ------------------
                                                        $       %
                                  14-Oct-07 8-Oct-06 Change   Change
                                  --------- -------- ------- --------

Restaurant sales                   $155,955 $137,979 $17,976    13.0%
Cost of food & beverage sales        36,698   33,465   3,233     9.7%
                                  --------- -------- ------- --------
Gross profit                        119,257  104,514  14,743    14.1%
                                  --------- -------- ------- --------

Restaurant operating expenses:
Labor and related costs              52,787   46,555   6,232    13.4%
Restaurant supplies                   3,537    3,083     454    14.7%
Credit card discounts                 2,927    2,557     370    14.5%
Utilities                             4,192    3,688     504    13.7%
Occupancy costs                       9,360    8,221   1,139    13.9%
Depreciation and amortization         8,738    7,164   1,574    22.0%
Other restaurant operating
 expenses                            11,724   10,333   1,391    13.5%
                                  --------- -------- ------- --------
Total restaurant operating
 expenses                            93,265   81,601  11,664    14.3%
                                  --------- -------- ------- --------

Restaurant operating profit         $25,992  $22,913  $3,079    13.4%
                                  ========= ======== ======= ========




Benihana Inc. and Subsidiaries
Restaurant Operating Margins
(Unaudited)

                                                 Three Periods Ended
                                                 --------------------
                                                 14-Oct-07  8-Oct-06
                                                 ---------- ---------

Restaurant sales                                    100.00%   100.00%
Cost of food and beverage sales                      23.52%    24.47%
                                                 ---------- ---------
Gross profit margin                                  76.48%    75.53%
                                                 ---------- ---------

Restaurant operating expenses:
Labor and related costs                              34.42%    34.53%
Restaurant supplies                                   2.25%     2.39%
Credit card discounts                                 1.91%     1.86%
Utilities                                             2.92%     2.99%
Occupancy costs                                       5.86%     6.01%
Depreciation and amortization                         5.76%     5.02%
Other restaurant operating expenses                   7.94%     7.61%
                                                 ---------- ---------
Total restaurant operating expenses                  61.08%    60.40%
                                                 ---------- ---------

Restaurant operating profit margin                   15.40%    15.12%
                                                 ========== =========




Benihana Inc. and Subsidiaries
Restaurant Operating Margins
(Unaudited)

                                                 Seven Periods Ended
                                                 --------------------
                                                 14-Oct-07  8-Oct-06
                                                 ---------- ---------

Restaurant sales                                    100.00%   100.00%
Cost of food and beverage sales                      23.53%    24.25%
                                                 ---------- ---------
Gross profit margin                                  76.47%    75.75%
                                                 ---------- ---------

Restaurant operating expenses:
Labor and related costs                              33.85%    33.74%
Restaurant supplies                                   2.27%     2.23%
Credit card discounts                                 1.88%     1.85%
Utilities                                             2.69%     2.67%
Occupancy costs                                       6.00%     5.96%
Depreciation and amortization                         5.60%     5.19%
Other restaurant operating expenses                   7.52%     7.49%
                                                 ---------- ---------
Total restaurant operating expenses                  59.80%    59.14%
                                                 ---------- ---------

Restaurant operating profit margin                   16.67%    16.61%
                                                 ========== =========




Benihana Inc. and Subsidiaries
Balance Sheet Data
(Unaudited)

(in thousands)
                                                 14-Oct-07  1-Apr-07
                                                ----------- ---------

Assets
Cash and cash equivalents                            $5,784    $8,449
Other current assets                                 14,205    13,085
                                                ----------- ---------
Total current assets                                 19,989    21,534

Property and equipment, net                         168,438   146,479
Goodwill                                             29,900    29,900
Other assets                                         10,216     6,376
                                                ----------- ---------

                                                   $228,543  $204,289
                                                =========== =========

Liabilities and Stockholders' Equity
Other current liabilities                           $37,583   $33,835
                                                ----------- ---------
Total current liabilities                            37,583    33,835

Long-term debt--bank                                  5,207         -
Other liabilities                                    14,882     8,611
                                                ----------- ---------
Total liabilities                                    57,672    42,446

Convertible preferred stock                          19,408    19,361
Total stockholders' equity                          151,463   142,482
                                                ----------- ---------

                                                   $228,543  $204,289
                                                =========== =========



    CONTACT: ICR
             Raphael Gross or Tom Ryan, 203-682-8200